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                                                         EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT

                                    The Buyer

                The Coca-Cola Bottling Company of the Northeast,
                             a Delaware corporation

                                   The Seller

                       Bottling Investment Holdings, Inc.,
                             a Delaware corporation




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                            STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 7th day of August, 1997 between and among the following parties, regarding the sale and purchase of certain securities identified below:

The Buyer:

          The    Coca-Cola   Bottling  Company  of  the  Northeast,  a  Delaware
corporation and wholly-owned subsidiary of Coca-Cola Enterprises Inc. ("Coke Northeast")

The Seller:

          Bottling  Investment   Holdings, Inc.,  a Delaware corporation ("BIH")

The Guarantors:

          Coca-Cola  Enterprises Inc.,  a  Delaware corporation ("Enterprises")

          The     Coca-Cola     Company,     a   Delaware   corporation ("TCCC")

Securities to be Sold and Purchased:

          BIH owns the following  securities  issued by The  Coca-Cola  Bottling
          Company   of   New  York,  Inc.,   a   Delaware  corporation ("KONY"):

          4,000 shares of Convertible  Preferred Stock, par value $100 per share

          191,348   shares  of  Class  A  Common Stock, par value $.01 per share

          249,903   shares   of  Class  C Common Stock, par value $.01 per share

          640,000    shares   of   11%  Cumulative Exchangeable Redeemable First
          Preferred           Stock,           par      value   $1.00  per share

          (collectively,                   the             "KONY        Shares")

          IN CONSIDERATION OF the mutual covenants contained herein, the parties agree as follows:

                                    ARTICLE I

                        PURCHASE AND SALE; CONSIDERATION

          1.01 Purchase and Sale. At the Closing (as defined in Section 4.02) and upon the terms and subject to the conditions of this Agreement, BIH shall sell, assign and transfer to Coke Northeast and Coke Northeast shall purchase from BIH all of BIH's right, title and interest in and to the KONY Shares hereinafter described, at the following prices:




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               Convertible  Preferred  Stock at US  $506.80  per  share  Class A
               Common Stock at US $280.00 per share Class C Common Stock at US $280.00 per share

               11% Cumulative Exchangeable Redeemable First Preferred Stock at US $265.63 per share, plus an amount equal to the aggregate amount of accrued but unpaid dividends from November 21, 1995 through the Closing Date calculated in accordance with the Certificate of Designation creating such stock.

          1.02 Purchase Price. Subject to the terms and conditions of this Agreement, the aggregate of the prices for the KONY Shares will be paid by Coke Northeast at the Closing by the wire transfer of immediately available funds to an account or accounts designated at least two Business Days prior to the Closing in writing by BIH.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF TCCC AND BIH

          TCCC and BIH hereby represent and warrant to Enterprises and Coke Northeast as follows, with full knowledge that such representations and warranties are a material consideration to and underlie the execution of this Agreement by Enterprises and Coke Northeast and the consummation of the transactions contemplated by this Agreement.

          2.01 Power and Authority of TCCC and BIH

               (a) Each of TCCC and BIH has the corporate power and authority to execute and deliver this Agreement and those agreements set forth on Exhibit 2.01(a) (collectively, the "Seller Documents") to which it is a party, and to perform its obligations hereunder and under each of the Seller Documents to which it is a party and to consummate the transactions contemplated hereby and by the Seller Documents to which it is a party.

               (b) The execution, delivery and performance by TCCC and BIH of this Agreement and each of the Seller Documents to which it is a party have been duly and validly authorized by all necessary corporate action on the part of TCCC and BIH, as appropriate.

               (c) This Agreement has been duly and validly executed and delivered by each of TCCC and BIH and constitutes, and each of the Seller Documents to be delivered at Closing will be duly and validly executed and delivered by TCCC and BIH, to the extent it is a party thereto, and will constitute, the valid and binding obligation of TCCC and BIH, to the extent it is a party thereto, enforceable against TCCC and BIH, to the extent it is a party thereto, in accordance with its terms, except to the extent the enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such



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enforceability is considered in a proceeding at law or in equity.

               (d) The execution and delivery by each of TCCC and BIH of this Agreement and each of the Seller Documents to which it is a party, the consummation by TCCC and BIH of the transactions contemplated hereby and by each of the Seller Documents to which it is a party and the compliance by each of TCCC and BIH with the terms and provisions of this Agreement and each of the Seller Documents to which it is a party, will not, with or without the giving of notice or the lapse of time or both:

                      (i)   violate    any   provision  of law, statute, rule or
     regulation        to       which      TCCC     or     BIH    is    subject;

                     (ii)   violate any order, ruling,  injunction,  judgment or
     decree    to    which    TCCC    or    BIH    is   a   party or subject; or

                    (iii) except as set forth on Disclosure Schedule 2.01(d)(iii), conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, result in the creation of a lien or security interest under, or terminate, modify, cancel or require any notice under, any agreement, contract, lease, license, instrument or other obligation to which TCCC or BIH is a party, or by which TCCC or BIH is bound, or to which TCCC's or BIH's assets are subject, except where an event or occurrence described in clauses (i) through (iii) would neither require the expenditure of money by Enterprises, Coke Northeast, KONY or any of their affiliates, nor have a material adverse effect on the KONY Shares or the business or assets of Enterprises, Coke Northeast, KONY or their subsidiaries, nor have a material adverse effect on the ability of TCCC or BIH to consummate the transactions in the manner contemplated by this Agreement.

          2.02 KONY Shares.

               (a) BIH holds of record and owns beneficially at the date hereof, and will hold of record and own beneficially at the Closing, the KONY Shares, and, except with respect to any rights or obligations being assigned to or assumed by Coke Northeast (or for which Coke Northeast otherwise agrees to be responsible) pursuant to this Agreement or the Buyer Documents (as defined in
Section 3.01(a)), such shares are the only shares of KONY's capital stock owned by TCCC or its consolidated subsidiaries.

               (b) Except with respect to any rights or obligations being assigned to or assumed by Coke Northeast (or for which Coke Northeast otherwise agrees to be responsible) hereunder or under the Buyer Documents, immediately following the Closing, neither TCCC nor any of its consolidated subsidiaries will have any right to have any shares of the capital stock of KONY issued to TCCC or its consolidated subsidiaries.

               (c) The sale and delivery of the KONY Shares to Enterprises pursuant to this Agreement will vest in Coke Northeast legal and valid title to the KONY Shares, free and clear of all liens, security interests, adverse claims
or   other



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encumbrances           of      any     character    whatsoever    (collectively,
"Encumbrances"),   except  for  Encumbrances   created  by  Coke  Northeast  and
restrictions on sales of such shares under applicable securities laws and except as set forth on Disclosure Schedule 2.02(c).

               (d) Except as set forth on Disclosure Schedule 2.02(d), neither TCCC nor any of its consolidated subsidiaries is a party to any agreement or understanding with respect to the voting of any of the KONY Shares.

               (e) The KONY Shares have been validly issued, fully paid and are nonassessable.

          2.03 Capitalization.

               (a) The issued and outstanding capital stock of KONY is set forth on Disclosure Schedule 2.03(a), which also lists all stockholders of record of KONY as shown on the books and records of KONY, showing the number and description of securities reflected as owned of record by each.

               (b) Except as disclosed on Disclosure  Schedule  2.03(b),  to the
Knowledge of BIH (as defined in Section 2.04(b)), KONY does not have outstanding, nor is it bound by, any subscriptions, options, warrants, calls, commitments or agreements to issue any additional shares of capital stock or any other equity security of KONY or any securities representing the right to purchase or otherwise receive any shares of any equity securities of KONY.

          2.04 Undisclosed Liabilities.

               (a) A copy of the audited consolidated balance sheets of KONY and its subsidiary as of December 31, 1996 (including the notes thereto, the "1996 Balance Sheet") and December 31, 1995, respectively, and the related consolidated statements of operations and retained earnings (deficit) and cash flows for the years then ended, including the notes thereto, in each case accompanied by the audit report of Ernst & Young LLP, independent public accountants with respect to KONY, has been provided to Enterprises. To the knowledge of BIH, neither KONY nor its subsidiary has any liability that would have a material adverse effect on KONY, except for (i) liabilities and obligations reflected in the 1996 Balance Sheet, (ii) liabilities and obligations incurred since December 31, 1996 in the ordinary course of business, and (iii) liabilities and obligations not required by generally accepted accounting principles to be reflected or reserved against in a balance sheet prepared in accordance with such principles.

               (b) As used in Section 2.03(b) and in this Section 2.04, the term "to the Knowledge of BIH" shall mean the actual knowledge (conscious awareness) of any of the following individuals: James E. Chestnut, Jack L. Stahl, and David
M. Taggart, who have been provided a copy of this Agreement.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                         ENTERPRISES AND COKE NORTHEAST



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          Enterprises  and Coke Northeast  hereby  represent and warrant to TCCC and BIH as follows, with full knowledge that such representations and warranties are a material consideration to and underlie the execution of this Agreement by TCCC and BIH and the consummation of the transactions contemplated by this Agreement.

          3.01 Power     and      Authority   of Enterprises and Coke Northeast.

               (a) Each of  Enterprises  and Coke  Northeast  has the  corporate power and authority to execute and deliver this Agreement and those agreements set forth on Exhibit 3.01(a) (collectively, the "Buyer Documents") to which it is a party, and to perform its obligations hereunder and under each of the Buyer Documents to which it is a party, and to consummate the transactions contemplated hereby and by the Buyer Documents to which it is a party.

               (b) The execution, delivery and performance by Enterprises and Coke Northeast of this Agreement and each of the Buyer Documents to which it is a party have been duly and validly authorized by all necessary corporate action on the part of Enterprises and Coke Northeast, as appropriate.

               (c) This Agreement has been duly and validly executed and delivered by Enterprises and Coke Northeast and constitutes, and each of the Buyer Documents to be delivered at Closing will be duly and validly executed and delivered by Enterprises and Coke Northeast, to the extent it is a party thereto, and will constitute, the valid and binding obligation of Enterprises and Coke Northeast, to the extent it is a party thereto, enforceable against Enterprises and Coke Northeast, to the extent it is a party thereto, in accordance with its terms, except to the extent the enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

               (d) The execution and delivery by each of Enterprises and Coke Northeast of this Agreement and each of the Buyer Documents to which it is a party, the consummation by Enterprises and Coke Northeast of the transactions contemplated hereby and by each of the Buyer Documents to which it is a party, and the compliance by each of Enterprises and Coke Northeast with the terms and provisions of this Agreement and each of the Buyer Documents to which it is a party, will not, with or without the giving of notice or the lapse of time or both:

                      (i)     violate    any  provision of law, statute, rule or
     regulation      to     which    Enterprises   or Coke Northeast is subject;

                     (ii) violate any order, ruling, injunction, judgment or decree to which Enterprises or Coke Northeast is a party or subject; or

                    (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, result in



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     the creation of a lien or security interest under, or terminate,    modify,
     cancel     or  require  notice  under,  any  agreement, contract,    lease,
     license,   instrument  or  other  obligation  to  which Enterprises or Coke
     Northeast is a party, or by which Enterprises or Coke Northeast is bound, or to which Enterprises' or Coke Northeast's assets are subject,

          except where an event or  occurrence  described in clauses (i) through
(iii) would neither require the expenditure of money by TCCC or any of its consolidated subsidiaries, nor have a material adverse effect on the business or assets of TCCC, Enterprises, Coke Northeast, or their subsidiaries, nor have a material adverse effect on the ability of Enterprises or Coke Northeast to consummate the transactions in the manner contemplated by this Agreement.

          3.02 Investment Intent. Coke Northeast understands that none of the KONY Shares have been registered under the Securities Act of 1933, as amended, or applicable United States, state, or foreign securities laws. Coke Northeast is acquiring the KONY Shares for its own account, for investment purposes and without a present intent to make a distribution thereof. Each certificate representing the KONY Shares, and any other certificates issued in respect of such shares upon any stock split, stock dividend, recapitalization or similar event, unless no longer required in the opinion of counsel to Coke Northeast, in addition to any other required legends, shall bear a legend substantially in the following form:

               The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any other applicable securities laws of any jurisdiction and may not be sold or otherwise transferred in the absence of such registration or an exemption from the registration requirements of the Act or laws of any other applicable jurisdiction.

               The shares represented by this certificate have been sold in reliance on paragraph (13) of Code Section 10-5-9 of the Georgia Securities Act of 1973 (the "Georgia Act"), and may not be sold or transferred except in a transaction which is exempt under the Georgia Act or pursuant to an effective registration under the Georgia Act.

                                   ARTICLE IV

                                   THE CLOSING

          4.01 Pre-Closing   Covenants.    Prior   to  the  Closing, the parties
covenant and agree as follows:




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               (a) BIH   and  Coke   Northeast  will  cooperate  and  use  their
respective good faith efforts to secure all necessary consents, approvals, authorizations and exemptions from governmental agencies and other third parties, and to obtain the satisfaction of all of the conditions specified in
Section 4.03, as shall be required in order to enable BIH and Coke Northeast to effect the transactions contemplated hereby in accordance with the terms and conditions hereof.

               (b) Prior to the Closing, BIH shall not directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to, or consider the merits of any inquiries or proposals from any person or entity other than Coke Northeast or Enterprises relating to any transaction involving the sale of the KONY Shares (or any of them) or the sale or transfer of substantially all of the assets of KONY.

               (c) BIH agrees to use its good faith efforts to ensure that prior to the Closing, no earnings are distributed to the stockholders of KONY in the form of dividends or other distributions to stockholders, except to the extent required by the terms of any series of preferred stock.

          4.02 The Closing. Except as may be otherwise agreed by the parties in writing, the payment and deliveries contemplated by this Agreement to be made at the Closing shall be made at the offices of Coca-Cola Enterprises Inc., 2500 Windy Ridge Parkway, Atlanta, Georgia 30339 at 10:00 a.m., Atlanta time, on the later of the third Business Day after the satisfaction or written waiver of the conditions set forth in Sections 4.03, 4.04 and 4.05, or August 7, 1997. The date on which such payment and deliveries occurs is the "Closing Date", and the events comprising such payment and deliveries are collectively, the "Closing". As used in this Agreement, a "Business Day" shall be a day other than a Saturday, Sunday or any day on which banks are required or authorized to close in New York, New York or Toronto, Ontario.

          4.03 Conditions to Each Party's Obligations. The respective obligation of each party to consummate the transactions contemplated by this Agreement is subject to the satisfaction, or waiver by Enterprises, Coke Northeast, TCCC and BIH, of the following conditions:

               (a) No action, suit or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, national, state, provincial, or local jurisdiction which would be reasonably expected to:

                      (i) prevent consummation of the purchase and sale of the KONY Shares contemplated herein;

                     (ii)  cause    such    purchase   and sale to be  rescinded
     following its consummation; or

                    (iii) materially modify the terms of the purchase and sale of the KONY Shares or result in material damage or Loss (as defined below) to any party hereto as a result of the purchase and sale of the KONY Shares.

The pendency of an action,  suit or proceeding  relating to any




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tender  offer for shares of common stock of Coca-Cola  Beverages Ltd.  initiated by Enterprises or its  affiliates  will not prevent the condition set  forth  in
this  paragraph   (a)from  being    satisfied    unless  such action,   suit  or
proceeding  challenges  the purchase and sale of the KONY Shares    contemplated
herein,  and such  challenge could not be  eliminated   by  a   termination   or
withdrawal by  Enterprises  or its affiliates of such tender offer.

               (b) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority (as hereinafter defined) which prohibits, materially restricts or makes illegal consummation of the transactions contemplated hereby. As used in this Agreement, the term "Governmental Authority" means any national, federal, provincial, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

               (c) All applicable waiting periods and any extensions thereof under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or otherwise been terminated.

               (d) All  other   authorizations,   consents  and   approvals   of
Governmental Authorities required to consummate the transactions contemplated hereby shall have been received.

               (e) The purchase by Enterprises KOC Acquisition Company Ltd., or another wholly-owned subsidiary of Enterprises, of all of the stock of Coca-Cola Beverages Ltd. owned by Coca-Cola Ltd. shall have occurred simultaneously with the purchase of the KONY Shares hereunder.

It is expressly acknowledged and agreed by each of BIH, TCCC, Enterprises and Coke Northeast that the transactions contemplated by this Agreement are not conditioned in any manner upon any decision by Enterprises or any of its subsidiaries to effect a tender offer for shares of common stock of Coca-Cola Beverages Ltd. or upon the timing or completion of any such tender offer. However, it is further acknowledged and agreed that the immediately preceding sentence shall not modify or amend the Closing condition established in Section 4.03(a).

          4.04 Conditions to Obligations of Coke Northeast. The obligation of Enterprises and Coke Northeast to consummate the transactions contemplated hereby is also subject to the satisfaction (or waiver by Enterprises and Coke Northeast) at or prior to the Closing of the following conditions:

               (a) The representations and warranties of TCCC and BIH contained in Article II shall be true and correct in all material respects at the time of the Closing with the same effect as though such representations and warranties had been made at such time, except (i) for representations and warranties that speak as of a specific date or time other than the date of the Closing (which need only be true and correct in all material respects as of such date or time), and (ii) for changes resulting from the consummation of the transactions contemplated by this




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Agreement.  Coke Northeast shall have received certificates signed by an officer of TCCC and BIH, as appropriate, to the foregoing effect.

               (b) TCCC  and KONY  shall  have  executed  a  Marketing   Support
Agreement between TCCC and KONY, in form and substance reasonably satisfactory to TCCC, KONY, Coke Northeast and Enterprises.

               (c) There shall have occurred no material adverse change in the financial condition or business of KONY since December 31, 1996.

          4.05 Conditions to Obligations of TCCC and BIH. The obligations of TCCC and BIH to consummate the transactions contemplated hereby are also subject to the satisfaction (or waiver by TCCC and BIH) at or prior to the Closing of the following condition: namely, that the representations and warranties of Enterprises and Coke Northeast contained in Article III shall be true and correct in all material respects at the time of the Closing with the same effect as though such representations and warranties had been made at such time, except for (i) representations and warranties that speak as of a specific date or time other than the date of the Closing (which need only be true and correct in all material respects as of such date or time), and (ii) changes resulting from the consummation of the transactions contemplated by this Agreement. TCCC and BIH shall have received certificates signed by an officer of Enterprises and Coke Northeast, as appropriate, to the foregoing effect.

          4.06 Deliveries by the Parties.  At the Closing:

               (a)  BIH shall:

                      (i) deliver to Enterprises and Coke Northeast certified copies of the resolutions of the boards of directors of TCCC and BIH, respectively, authorizing the execution and delivery of this Agreement and the Seller Documents and the consummation of the transactions contemplated by this Agreement and the Seller Documents;

                     (ii) deliver to Enterprises and Coke Northeast a certificate dated as of the Closing Date executed by an officer of BIH, in form and substance reasonably satisfactory to Enterprises and Coke Northeast, (A) to the effect provided for in Section 4.04(a) and (B) stating that BIH has performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by BIH prior to or at Closing;

                    (iii) deliver to Enterprises and Coke Northeast a certificate dated as of the Closing Date executed by an officer of TCCC, in form and substance reasonably satisfactory to Enterprises and Coke Northeast, (A) to the effect provided for in Section 4.04(a) and (B) stating that TCCC has performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by TCCC prior to or at Closing;



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                     (iv)  deliver  to  Enterprises  and  Coke  Northeast  stock certificates representing all of the KONY Shares being sold by BIH hereunder, duly endorsed or accompanied by assignments separate from certificate in form reasonably satisfactory to counsel for Enterprises and Coke Northeast; and

                      (v) deliver to Enterprises and Coke Northeast opinions from each of King & Spalding and F. Rodger Wrege, Finance Counsel to TCCC, each dated the Closing Date in substantially the form of Exhibits 4.06(a)(v)-1 and 4.06(a)(v)-2.

               (b)  Coke Northeast shall:

                      (i) deliver to TCCC and BIH certified copies of the resolutions of the boards of directors of Enterprises and Coke Northeast, respectively, authorizing the execution and delivery of this Agreement and the Buyer Documents and the consummation of the transactions contemplated by this Agreement and the Buyer Documents;

                      (ii) deliver to TCCC and BIH a certificate dated as of the Closing Date executed by an officer of Coke Northeast, in form and substance reasonably satisfactory to TCCC and BIH, (A) to the effect provided for in Section 4.05, and (B) stating that Coke Northeast has performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Coke Northeast prior to or at Closing;

                     (iii) deliver to TCCC and BIH a certificate dated as of the Closing Date executed by an officer of Enterprises, in form and substance reasonably satisfactory to TCCC and BIH, (A) to the effect provided for in
     Section 4.05, and (B) stating that Enterprises has performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Enterprises prior to or at Closing;

                     (iv)  effect   the  payment to BIH provided for in  Section
     1.02; and

                      (v) deliver to TCCC and BIH an opinion from Miller & Martin dated the Closing Date in substantially the form of Exhibit 4.06(b)(v).

               (c) Coke Northeast shall deliver, and shall cause Enterprises to deliver, to TCCC and/or Coca-Cola Financial Corporation, a Delaware corporation and a consolidated subsidiary of TCCC ("CCFC"), and TCCC shall deliver, and shall cause CCFC to deliver, to Coke Northeast and/or Enterprises the following executed agreements:

                       (i) an Assignment and Assumption Agreement between CCFC and Coke Northeast, in substantially the form of Exhibit 4.06(c)(i), related to the Preferred Stock Purchase Agreement dated as of November 21, 1995, as amended, between CCFC and KONY;

                      (ii) an Assignment and Assumption Agreement between CCFC and Coke Northeast, in substantially the form of Exhibit 4.06(c)(ii), related to the Exchange Agreement dated as of November 21, 1995 between CCFC and KONY;

                     (iii) an Assignment and Assumption Agreement between CCFC and Coke Northeast, in substantially the form of Exhibit 4.06(c)(iii), related to the Letters of Credit issued by CCFC listed on Exhibit 4.06(c)(iii)-1;

                      (iv) an Assignment and Assumption Agreement between CCFC and Coke Northeast, in substantially the form of Exhibit 4.06(c)(iv), related to the Amended and Restated Reimbursement Agreement dated as of November 21, 1995 between CCFC and KONY;

                       (v) an Assignment and Assumption Agreement between CCFC and Coke Northeast, in substantially the form of Exhibit 4.06(c)(v);

                      (vi) separate Assignment and Assumption Agreements between TCCC and Coke Northeast, in substantially the form of Exhibit 4.06(c)(vi), related to each of the Agreements listed on Exhibit 4.06(c)(vi)-1;

                     (vii) a Termination Agreement between TCCC and Enterprises, in substantially the form of Exhibit 4.06(c)(vii), related to the Right of First Refusal Agreement dated as of January 4, 1994 between TCCC and Enterprises; and

                    (viii) Cooperation Agreements between TCCC and Coke Northeast, in substantially the form of Exhibit 4.06(c)(viii), relating to certain transfer agreements and transfer arrangements with stockholders of KONY (other than Enterprises and BIH).

          4.07 Additional Agreements. TCCC, BIH, Enterprises and Coke Northeast agree that, from time to time, whether at or after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the terms of this Agreement. TCCC, BIH, Enterprises and Coke Northeast each further agrees that it will not take any action that will prevent its performance of this Agreement in accordance with its terms, except as may be required by applicable law.

                                    ARTICLE V

                                   GUARANTEES

          5.01 Guaranty of Enterprises. Enterprises, as a primary obligor, shall and hereby does, absolutely and unconditionally and irrevocably, guarantee the prompt payment and performance of the obligations of Coke Northeast hereunder and under each of the Buyer Documents to which Coke Northeast is a party (collectively, the "Coke Northeast Obligations"). No change, amendment or modification of this Agreement or any Buyer Document or waiver of any of the terms hereof or of any Buyer Document, or permitted assignment of this Agreement or any Buyer Document, shall diminish, release or discharge the liability of




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


Enterprises under this Section 5.01, which shall be continuing and shall be discharged only by the full performance of the Coke Northeast Obligations.

          5.02 Guaranty of TCCC. TCCC, as a primary obligor, shall and hereby does, absolutely and unconditionally and irrevocably, guarantee the prompt payment and performance of the obligations of BIH hereunder (the "BIH Obligations"). No change, amendment or modification of this Agreement or waiver of any of the terms hereof, or permitted assignment, shall diminish, release or discharge the liability of TCCC under this Section 5.02, which shall be continuing and shall be discharged only by the full performance of the BIH Obligations.

                                   ARTICLE VI

                                 INDEMNIFICATION

          6.01 Remedies. Each of BIH and Coke Northeast, as the case may be (the "Indemnifying Party"), shall indemnify, defend and hold harmless the other party (the "Indemnified Party") from and against any Losses (as hereinafter defined) arising from any inaccuracy of the representations and warranties of such party or its ultimate parent or any breach of the covenants of such party or its ultimate parent contained herein. As used in this Agreement, the term "Loss" means any loss, damage, liability, cost or expense including, without limitation, any interest, fine, penalty, criminal or civil judgment or settlement, court costs, reasonable attorneys' and expert witnesses' fees, reasonable accountants' fees, disbursements and expenses, and any indemnification or similar payments required to be made to officers, directors, employees or agents under duly enacted provisions of the certificate of incorporation or bylaws, board resolutions or undertakings, commitments or other understandings or under applicable corporate law. The foregoing indemnification provision shall constitute the sole remedy under this Agreement for any breach of a representation or warranty contained in this Agreement.

          6.02 Survival. The representations and warranties contained in this Agreement and in each of the Seller Documents and Buyer Documents, as applicable, shall not be extinguished by the Closing and shall survive without limitation as to time; and the covenants and agreements contained herein shall survive without limitation as to time except as may be otherwise specified herein; provided, however, that the representation contained in Section 2.04 of this Agreement shall only survive for a period of one year following the Closing Date. No investigation or other examination by any party hereto or its designee or representatives shall affect the term of survival of the representations and warranties set forth above. With respect to the representation contained in
Section 2.04, an Indemnified Party may pursue claims under this Article VI after the applicable survival date as provided in this Section 6.02, so long as notice of such claims is given on or prior to such survival date.

          6.03 Notice of Claim. The Indemnified Party shall promptly notify the Indemnifying Party involved, in writing, of any claim for recovery, specifying in reasonable detail the nature of the Loss, and, if known, the amount, or an estimate of the amount, of the liability arising therefrom, provided that the failure to provide such notice shall not affect the obligations of the Indemnifying Party hereunder except to the extent such party is materially and actually prejudiced thereby. The Indemnified Party shall provide to the Indemnifying Party as promptly as practicable thereafter information and documentation reasonably requested by such Indemnifying Party to support and verify the claim asserted, unless the Indemnified Party has been advised by counsel that there are no reasonable grounds to assert the joint defense privilege with respect to such information and documentation.

          6.04 Defense. If the facts pertaining to a Loss arise out of the claim of any third party, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the Indemnifying Party may assume the defense or the prosecution thereof by written notice to the Indemnified Party, including the employment of counsel or accountants, at its cost and expense. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate therein, but the fees and expenses of such counsel employed by the Indemnified Party shall be at its expense. The Indemnifying Party shall not be liable for any settlement of any such claim effected without its prior written consent, which shall not be unreasonably withheld; provided that if the Indemnifying Party does not assume the defense or prosecution of any such claim within 30 days of notice thereof, the Indemnified Party may settle such claim without the Indemnifying Party's consent in which event the Indemnifying Party shall be liable for such settlement. Without the Indemnified Party's prior written consent, the Indemnifying Party shall not settle any claim in a manner which is prejudicial (financially or otherwise) to the Indemnified Party. Whether or not the Indemnifying Party chooses to so defend or prosecute such claim, each of the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

                                   ARTICLE VII

                          TERMINATION PRIOR TO CLOSING

          This Agreement may be terminated at any time prior to the Closing:

               (a) By the mutual written consent of all the parties hereto;

               (b) By BIH in writing, if Coke Northeast or Enterprises shall (i) fail to perform in any material respect its agreements contained herein or in any of the Buyer Documents required to be performed by it on or prior to the Closing Date, or (ii) breach in any material respect any of its representations or warranties contained herein or in any of the Buyer Documents, which failure or breach in either case is not cured within thirty (30) days after BIH has notified Coke Northeast and Enterprises of its intent to terminate this Agreement pursuant to this Article VII;

               (c) By Coke Northeast in writing, if BIH or TCCC shall (i) fail to perform in any material respect its agreements contained herein or in any of the Seller Documents required to be performed by it on or prior to the Closing Date, or (ii) breach in any material respect any of its representations or warranties contained herein or in any of the Seller Documents, which failure or breach in either case is not cured within thirty (30) days after Coke Northeast has notified BIH and TCCC of its intent to terminate this Agreement pursuant to this Article VII;

               (d) By either BIH or Coke Northeast in writing, without liability, if there shall be any final, non-appealable order, writ, injunction or decree of any Governmental Authority binding on Enterprises, Coke Northeast, BIH or TCCC, which prohibits or restrains Enterprises, Coke Northeast, BIH or TCCC from consummating the transactions contemplated hereby; or

               (e) By either BIH or Coke Northeast, in writing, without liability, if for any reason the Closing has not occurred by the first anniversary of the execution of this Agreement, unless the failure of the Closing to occur by such date is due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein.

                                  ARTICLE VIII

                                  OTHER MATTERS

          8.01 Brokerage. Each party hereto will indemnify and hold harmless the other against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, when such claim is based in any way on agreements, arrangements or understandings made or claimed to have been made by the indemnifying party with any third party.

          8.02 Expenses. Each party shall pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel, regardless of whether such transactions are consummated.

          8.03 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent prepaid by FedEx or other recognized overnight courier or delivered by telecopy transmission, provided that if delivered by telecopy transmission such notice shall also be sent on the same day by recognized overnight courier, in each case to the applicable addresses set forth below:

               To Enterprises or Coke Northeast:

               John R. Alm
               Senior Vice President and Chief Financial Officer
               Coca-Cola Enterprises Inc.
               2500 Windy Ridge Parkway
               Atlanta, Georgia 30339
               Telecopy No.:  (770) 989-3363

               with copies to:

               Lowry F. Kline

               Senior Vice President and General Counsel
               Coca-Cola Enterprises Inc.
               2500 Windy Ridge Parkway
               Atlanta, Georgia 30339
               Telecopy No.:  (770) 989-3784

               and

               E. Liston Bishop III
               Miller & Martin
               1000 Volunteer Building
               Chattanooga, Tennessee 37402-2289
               Telecopy No.:  (423) 785-8480

               To TCCC or BIH:

               The Coca-Cola Company
               One Coca-Cola Plaza
               Atlanta, Georgia 30313
               Attention: Chief Financial Officer
               Telecopy No.:  (404) 676-8683

               with copies to:

               The Coca-Cola Company
               One Coca-Cola Plaza
               Atlanta, Georgia 30313
               Attention: General Counsel
               Telecopy No.: (404) 676-6209

or to such other address as such party shall have designated by notice given in accordance with the above to the other parties. Any such notice shall be deemed to have been given as of the date delivered, if delivered in person or by telecopy transmission, or upon the next Business Day, if sent by recognized overnight courier.

          8.04 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party hereto may assign any of its rights, interests or obligations hereunder without the prior written consent of all other parties hereto.

          8.05 Complete Agreement. Except as otherwise provided herein, this Agreement embodies the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes (i) all prior agreements and understandings relating to such subject matter, whether written or oral, and
(ii) all purportedly contemporaneous oral agreements and understandings relating to such subject matter.

          8.06 Partial Invalidity. If any term or provision of this Agreement not essential to the basic purpose hereof shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, the parties intend that the remaining terms shall constitute the agreement with respect to the subject matter thereof, as if the illegal, invalid or unenforceable provision had never been a part.

          8.07 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered to be




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


one and the same agreement, and each of which shall be deemed an original.

          8.08 Governing Law. This  Agreement shall be governed by and construed
in    accordance   with   the   laws  of the State of Georgia, regardless of the
conflicts of laws principles thereof.

          8.09 Section 338 Election. If Enterprises makes a "qualified stock purchase" as defined in Section 338(d) of the Internal Revenue Code of 1986, as amended ("IRC"), of the KONY Shares, and otherwise meets the applicable requirements of that section, BIH acknowledges that Coke Northeast may make an election under IRC Section 338(g) with respect to the purchase of the KONY Shares. Neither TCCC nor BIH shall have any liability for any tax liabilities of KONY arising from such election, and Enterprises agrees to indemnify and hold harmless TCCC and BIH from any such liability.

          8.10 Amendments; Waivers. This Agreement may not be altered, amended, superseded, or renewed except in writing signed by all parties hereto. The failure of any party at any time to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, or warranty, representation, agreement or covenant of this Agreement.

          IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound, has caused this Agreement to be duly executed and delivered on the date first above written:

                              THE COCA-COLA BOTTLING COMPANY
                              OF THE NORTHEAST


                              By: /s/JOHN R. ALM
                                  -----------------------------------------
                                  Name:  John R. Alm
                                  Title: Senior Vice President and
                                         Chief Financial Officer

                              BOTTLING INVESTMENT HOLDINGS, INC.


                              By: /s/ DAVID M. TAGGART
                                  -----------------------------------------
                                  Name:    David M. Taggart
                                  Title:   Vice President

                              COCA-COLA ENTERPRISES INC.


                              By: /s/JOHN R. ALM
                                  -----------------------------------------
                                  Name:  John R. Alm
                                  Title: Senior Vice President and
                                         Chief Financial Officer


                              THE COCA-COLA COMPANY

                              By: /s/ DAVID M. TAGGART
                                  -----------------------------------------
                                  Name:    David M. Taggart
                                  Title:   Vice President

                    SCHEDULES AND EXHIBITS TO
                    STOCK PURCHASE AGREEMENT

Disclosure Schedule
Exhibit 2.01(a)          Seller Documents
Exhibit 3.01(a)          Buyer Documents
Exhibit 4.06(a)(v)-1     Form of opinion of King & Spalding
Exhibit 4.06(a)(v)-2     Form of opinion of F. Rodger Wrege
Exhibit 4.06(b)(v)       Form of opinion of Miller & Martin
Exhibit 4.06(c)(i)       Form  of  Assignment  and  Assumption Agreement between
                         Coca-Cola   Financial  Corporation   and  the Coca-Cola
                         Bottling Company of the Northeast
Exhibit 4.06(c)(ii)      Form  of  Assignment  and  Assumption Agreement between
                         Coca-Cola  Financial  Corporation  and  The   Coca-Cola
                         Bottling Company of the Northeast
Exhibit                  4.06(c)(iii)   Form  of   Assignment   and   Assumption
                         Agreement between Coca-Cola Financial Corporation,  The
                         Coca-Cola  Bottling  Company of the  Northeast  and The
                         Coca-Cola Bottling Company of New York, Inc.
Exhibit 4.06(c)(iii)(1)  Listing of letters of credit
Exhibit 4.06(c)(iv)      Form  of  Assignment  and  Assumption Agreement between
                         Coca-Cola Financial Corporation, The  Coca-ColaBottling
                         Coca-Cola Bottling Company of New York, Inc.
Exhibit 4.06(c)(v)       Form  of  Assignment and  Assumption  Agreement between
                         Coca-Cola  Financial  Corporation  and   The  Coca-Cola
                         Bottling Company of the Northeast
Exhibit 4.06(c)(vi)      Form of Assignment and Assumption Agreement between The
                         Bottling Company of the Northeast
Exhibit 4.06(c)(vi)-1    List of option agreements
Exhibit 4.06(c)(vii)     Form of Termination  Agreement  between  The  Coca-Cola
                         Company and Coca-Cola Enterprises Inc.
Exhibit 4.06(c)(v)       Form of Assignment  and  Assumption  Agreement  between
                         Coca-Cola  Financial  Corporation  and   The  Coca-Cola
                         Bottling Company of the Northeast
Exhibit                  4.06(c)(viii)-1   Form  of  Cooperation   Agreement  --
                         relating to Transfer Agreement dated September 18, 1981
Exhibit 4.06(c)(viii)-2  Form    of   Cooperation   Agreement  --   relating  to
                         Stockholders ( Non-Institutional  Investors )  Transfer
                         Agreement dated September 18, 1981
Exhibit 4.06(c)(viii)-3  Form   of  Cooperation    Agreement  --   relating   to
                         Agreement dated September 2, 1983